EXHIBIT 10.2

THIS INSTRUMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SECURITIES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

TPT Global Tech, Inc.

PROMISSORY NOTE

$90,000

February 14, 2020
San Diego, CA

FOR VALUE RECEIVED, TPT Global Tech, Inc., a Florida corporation (the "**Company**") promises to pay to Emiliano Bonanno ("**Lender**"), or its registered assigns, in lawful money of the United States of America the principal sum of Ninety Thousand Dollars ($90,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 10.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be considered convertible debt and shall be due and payable as follows: (i) June 14, 2020; or (ii) upon which first monies are raised from the Company's $40M Private Placement Memorandum dated December 31, 2019, after consideration of financing fees and expenses, sufficient to pay amounts due hereunder (iii) convertible accordance with Section 1. (i) **Conversion Rights** or (iv) after the occurrence of an Event of Default (as defined below), upon which such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1. ***Definitions***. As used in this Note, the following capitalized terms have the following meanings:

(a) the "**Company**" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) "**Event of Default**" has the meaning given in **Section 4** hereof.

(c) "**Lender**" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall, at the time, be the registered holder of this Note.

(d) "**Collateral**" shall mean a security interest in all of the Company's tangible and intangible assets with consideration for a lender who has a security interest in the assets of Copperhead Digital, a subsidiary of the Company, of up to approximately $90K and a bank who has a security interest in all assets of the Company of up to $90,000.

(e) "**Obligations**" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Lender pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder.

(f) "**Person**" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(g) "**Securities Act**" shall mean the Securities Act of 1933, as amended.

(h) "**Transaction Documents**" shall mean this Note, and such other documents as may reasonably be required to carry out the intent of the transaction contemplated thereunder.

(i) "**Conversion Rights**" shall mean the right to convert, from the date of this Note, any unpaid and outstanding principal and accrued interest balance on this Note into an equivalent amount of Series D Preferred Stock in accordance with the Company's Series D $40M Private Placement Memorandum dated December 31, 2019.

2. ***Interest***. Interest on this Note shall be accrued from the date of Note and payable, principal and interest, on June 14, 2020 or upon payment from the Company's $40M Private Placement Memorandum dated December 31, 2019.

3. ***Prepayment***. This Note may be prepaid at any time without penalties. Otherwise, principal and interest are to be paid as outlined in Section 2.

4. ***Events of Default***. The occurrence of any of the following shall constitute an "**Event of Default**" under this Note and the other Transaction Documents:

(a) *Failure to Pay*. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) days of the Company's receipt of Lender's written notice to the Company of such failure to pay; or

(b) *Breaches of Covenants*. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and (i) such failure shall continue for 15 days after the Company receives notice thereof

from an Lender, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Lender within the initial 15-day period; or

(c) *Representations and Warranties.* Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Lender in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Lender to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) *Voluntary Bankruptcy or Insolvency Proceedings.* The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) [reserved], (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(e) *Involuntary Bankruptcy or Insolvency Proceedings.* Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

5. ***Rights of Lender upon Default***. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in **Sections 4(d)** or **4(e)** and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in **Sections 4(d)** and **4(e)**, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both, including the right under **Collateral** in section 1. (d) or the **Personal Guaranty** section 14 of this Note.

6. ***Subordination.*** This Note is subject only to or subordinate to any existing collateralized debt of the Company.

7. ***Successors and Assigns.*** Subject to the restrictions on transfer described in **Sections 9** and **10** below, the rights and obligations of the Company and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. ***Waiver and Amendment.*** Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Lender.

9. ***Transfer of this Note.*** This Note is not transferrable.

10. ***Assignment by the Company.*** Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender or by Lender without prior written consent of the Company.

11. ***Notices.*** All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party to the respective addresses or facsimile number of the parties as set forth below, or at such other address or facsimile number as the recipient of any notice shall have notified the other in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

Company:

TPT Global Tech, Inc.
501 West Broadway, Suite
San Diego, CA 92101
Attention: Stephen J. Thomas III
Telephone: 619-301-4200
Email:stephen@tptglobaltech.com

Lender:

Name: Emiliano Bonanno
Address: 6th Ave San Diego CA 92101
Phone: 619-964-3200
Email: Emilianobonanno@gmail.com

12. ***Payment.*** Payment shall be made in lawful tender of the United States.

13. ***Default Rate; Usury.*** During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percentage points (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. Personal Guaranty. This Note will be personally guaranteed by Stephen J Thomas, III, which guaranty can be called upon within 30 days of default as defined under Sections 4 and 5.

15. ***Expenses; Waivers.*** If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16. ***Governing Law.*** This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

The Company has caused this Note to be issued as of the date first written above.

TPT Global Tech, Inc.
a Florida corporation

By: [signature]

Name: Stephen J. Thomas III

Title: President and CEO

Personal Guaranty:

By [signature]

Name: Stephen J. Thomas III